UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2005

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center
Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 28, 2005, pursuant to authority from the Management Resources and Compensation Committee of the Wachovia Corporation (“Wachovia”) board of directors (the “Board”), Wachovia entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement between Wachovia, as successor by merger to SouthTrust Corporation, and Wallace D. Malone, Jr. Pursuant to the Amendment, the parties thereto specified the timing for certain gross-up payments to which Mr. Malone is and may in the future become entitled under the terms of his employment agreement in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. This summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit (10)(a) to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

(10)(a)	Amendment No. 2 to Amended and Restated Employment Agreement for Wallace D. Malone, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: January 3, 2006	By:	/s/ Robert P. Kelly
	Name:	Robert P. Kelly
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
(10)(a)	Amendment No. 2 to Amended and Restated Employment Agreement for Wallace D. Malone, Jr.